UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): December 15, 2006

BankUnited Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-13921

FL	650377773
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Alhambra Circle, Coral Gables, FL 33134

(Address of Principal Executive Offices, Including Zip Code)

305-569-2000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Determination of Performance Goals for CEO and COO to Earn Annual Bonuses and Restricted Stock Grants for the Fiscal Year Ending September 30, 2007

On December 15, 2006, the Compensation Committee set performance goals for BankUnited’s CEO and COO to earn (i) an annual bonus for the fiscal year ending September 30, 2007 and (ii) restricted stock grants made under the 2002 Stock Award and Incentive Plan on October 30, 2006 and reported in the Registrant’s Current Report on Form 8-K filed on November 2, 2006.

The goals for the CEO consist of targets for net income, earnings per share, total non-interest bearing deposits, total core deposits, total deposits, total residential and consumer loan production, loan sales, total loan balances, total assets, credit quality, efficiency ratio, book value per common share and branch openings. The performance period begins on October 1, 2006 and ends September 30, 2007. The CEO is eligible to earn up to $1,700,000 and up to 35,000 restricted shares of the Company’s Noncumulative Convertible Preferred Stock, Series B, depending upon whether the goals are achieved, and the level of achievement of the goals. If the performance goals are met the shares vest over a period of six years, subject to early vesting conditions and continued service. Early vesting conditions provide that the shares will fully vest in the event of death, disability, retirement or a change in control of the Company.

The goals for the COO consist of targets for diluted earnings per share, non-interest bearing deposits, total core deposits, total loan balances, residential and consumer loan production, loan sales, credit quality, efficiency ratio, book value per common share and branch openings. The goals also include targets for compliance with the Sarbanes-Oxley Act and banking regulations, and for performance ratings on examinations of BankUnited by bank regulatory authorities. The performance period begins on October 1, 2006 and ends September 30, 2007. The COO is eligible to earn up to $700,000 and up to 28,000 restricted shares of the Company’s Class A Common Stock, depending upon whether the goals are achieved, and the level of achievement of the goals. If the performance goals are met the shares vest over a period of six years, subject to the early vesting conditions described above and continued service.

The Compensation Committee’s evaluation of whether the performance goals were achieved may consider acts of God, legal or regulatory changes, unusual or generally non-recurring events not assumed at the time the goals were set. In addition, the Compensation Committee may grant additional bonuses and awards to any executive officer based on criteria in its discretion.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION

Date: December 21, 2006

	By:	/s/ Humberto L. Lopez
Humberto L. Lopez
Senior Executive Vice President and
Chief Financial Officer